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                                                                     Exhibit E-1



                              VENTURE DISCLOSURES
                              -------------------



                        Licensing of Computer Programs
                          to Nonassociated Companies
                        ------------------------------



     Pursuant to the provisions contained in the Securities and Exchange Commission's (SEC) Order dated August 29, 1990 for SEC File No. 70-7675, neither Jersey Central Power & Light Company, Metropolitan Edison Company nor Pennsylvania Electric Company entered into any transactions nor recognized any revenues during the calendar year 1998 for activity related to the licensing of computer programs to nonassociated companies.